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                                                                  EXHIBIT 23.2




                        INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Advanced Switching Communications, Inc. on Form S-8 of our report dated June 9, 2000 contained in Registration Statement No. 333-40624 of Advanced Switching Communications, Inc. on Form S-1 under the Securities Act of 1933 insofar as such report relates to the financial statements of Advanced Switching Communications, Inc. for the year ended December 31, 1999.


/s/ DELOITTE & TOUCHE LLP

McLean, Virginia
October 23, 2000